Exhibit 99.1

KIRKLAND’S REPORTS THIRD QUARTER 2021 RESULTS

NASHVILLE, Tenn. (December 2, 2021) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13 and 39-week periods ended October 30, 2021.

Third Quarter 2021 Financial Summary vs. Prior Year Quarter

•	Net sales decreased 2.0% to $143.6 million, with 3.1% fewer stores
•	Comparable sales decreased 0.7%, including an e-commerce increase of 7.3%
•	Gross profit margin decreased 140 basis points to 34.7%
•	Earnings per diluted share was $0.51 compared to $0.82
•	Adjusted earnings per diluted share was $0.51 compared to $0.66
•	EBITDA was $14.1 million compared to $18.9 million
•	Adjusted EBITDA was $14.8 million compared to $18.7 million
•	Operating income was $9.0 million compared to $13.1 million
•	Cash balance of $26.5 million with no outstanding debt; total liquidity of $100.9 million
•	Share repurchases of $16.5 million in the quarter
•	Store count at quarter end of 369

Management Commentary

“While the third quarter had its challenges, we remain confident in our overall position as we continue executing upon our long-term transformation strategy,” said Steve “Woody” Woodward, president and CEO of Kirkland’s. “We experienced softer than expected sales in the final weeks of the quarter but ended with an 8.4% two-year comparable sales increase. We continue to navigate the broader macro issues related to supply chain and labor constraints, which affected year-over-year profitability. Stripping away the incremental freight costs in our supply chain, we continued to achieve gross margin expansion.

“Looking at our results through the end of November, we were impacted by inconsistent traffic patterns and broader supply chain constraints. During Black Friday, we saw in-store traffic remain relatively flat on a year-over-year basis, but there was a meaningful decline in e-commerce traffic, which led to a total sales comp decline for the first month of the fiscal fourth quarter. Given our third quarter results, along with continued supply chain headwinds and choppy sales patterns, we are revising our outlook for the remainder of the year.

“Despite these headwinds, we are excited about the progress we’ve been making as we enter 2022. We’ve started a brand awareness campaign ahead of our rebranding launch to Kirkland’s Home, which we expect to take place in the first quarter of 2022. Additionally, we are working to strengthen our digital capabilities within the e-commerce site to further enhance the omnichannel experience for our customers. We are also prioritizing our in-store floor layouts for new furniture and outdoor product assortments that we are rolling out in the first half of the year. We believe having a strong furniture and outdoor merchandise mix will help mitigate our seasonal reliance on holiday shopping and help drive new customer growth going forward.

“Overall, we remain on track to achieve our long-term financial targets and are firmly committed to the strategic initiatives we’ve set forth. Our commitment to optimizing our merchandising assortment, stabilizing margins and driving profitable growth has not wavered, and we firmly believe we are on track to become a high-performance specialty home furnishing retailer with quality products at affordable price points. Although we don’t have a clear indication of when supply chain constraints will subside, we are experiencing strong sell-through with the new product assortments that we are able to get to our floor, which gives us further confidence that our merchandise transformation is working and resonating with consumers. We believe we have the necessary infrastructure and team in place to continue executing upon our strategy, ultimately driving long-term shareholder value.”

Revised Fourth Quarter 2021 Outlook

The Company now expects a mid-to-high-single-digit same-store sales decrease for the fourth quarter of fiscal 2021 and a mid-single digit same-store sales increase for fiscal 2021. With the expected sales decline and freight impact, the Company anticipates earnings in the fourth quarter to be lower than the prior-year period, while still expecting year-over-year earnings growth of approximately 50% for fiscal 2021.

Strategic Initiatives and Financial Targets

Kirkland’s key strategic initiatives include:

•

Accelerating product development to reinforce quality and relevancy as the Company continues its transformation into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Bolstering its omni-channel strategy via website enhancements, more focused marketing spend, an expanded online assortment, and an improved in-store experience;
•	Improving the customer experience with the Company’s re-launched loyalty program, extended credit options and broadened delivery options; and
•	Utilizing its leaner infrastructure to be nimbler to changes in consumer preference and buying behaviors.

Kirkland’s annual financial targets include:

•

Comparable sales growth, driven by e-commerce, merchandise improvements and brick-and-mortar store productivity. The Company expects e-commerce to continue to grow as a percent of its total business to over 50% of sales. The Company also intends to focus on improving the contribution of its remaining store base, which is an integral part of its omni-channel strategy and supports improved profitability of its e-commerce sales.

•

Increasing gross margin by continuing with the Company’s current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With improved merchandise quality and to support a better customer experience, the Company will continue to move towards more targeted promotions. Direct sourcing is expected to increase from approximately 20% of purchases in 2020 to 70% by 2025. With these improvements, continued efficiencies in the Company’s supply chain and lower occupancy costs, Kirkland’s goal is to improve its annual gross profit margin to a mid-to-high 30% range over the next one-to-two years.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. The Company believes its ideal store count should be approximately 350 stores with additional opportunities for more favorable rent terms during ongoing lease renewals. With approximately $45 million in annualized operating expenses eliminated from the business in 2020, the Company expects annual EBITDA as a percent of sales to be in the low-to-mid double-digit range in the next one-to-two years and annual operating income as a percentage of sales to be in the high-single-digit range in the next one-to-two years.

•	Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives and returning excess cash to Kirkland’s shareholders.

The key strategic initiatives and financial targets are based on current information as of December 2, 2021, and are dependent on, among other things, consumer preferences, economic conditions and Kirkland’s own successful execution of these initiatives. The information on which these initiatives and financial targets is based is subject to change, and investors are cautioned that the Company may update the initiatives and targets, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s management will host a conference call to discuss its financial results for the third quarter ended October 30, 2021, followed by a question and answer period with Steve Woodward, president and CEO, and Nicole Strain, CFO.

Date: Thursday, December 2, 2021

Time: 9:00 a.m. Eastern time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10162053

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through December 9, 2021.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 10162053

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 369 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, textiles, wall décor, decorative accessories, art, mirrors, fragrances, and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by affordable home décor and inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows customers to furnish their home on a budget. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”) pandemic, the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 26, 2021 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

	13-Week Period Ended
	October 30,	October 31,
	2021	2020
Net sales	$143,630	$146,609
Cost of sales	93,817	93,738
Gross profit	49,813	52,871
Operating expenses:
Compensation and benefits	19,549	21,343
Other operating expenses	19,145	16,682
Depreciation (exclusive of depreciation included in cost of sales)	1,655	1,613
Asset impairment	444	177
Total operating expenses	40,793	39,815
Operating income	9,020	13,056
Other (income) expense, net	(9)	9
Income before income taxes	9,029	13,047
Income tax expense	1,800	691
Net income	$7,229	$12,356
Earnings per share:
Basic	$0.54	$0.87
Diluted	$0.51	$0.82
Weighted average shares outstanding:
Basic	13,405	14,249
Diluted	14,268	15,075

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	39-Week Period Ended
	October 30,	October 31,
	2021	2020
Net sales	$381,989	$348,578
Cost of sales	252,223	249,751
Gross profit	129,766	98,827
Operating expenses:
Compensation and benefits	60,326	60,157
Other operating expenses	52,491	44,843
Depreciation (exclusive of depreciation included in cost of sales)	4,898	4,683
Asset impairment	754	9,027
Total operating expenses	118,469	118,710
Operating income (loss)	11,297	(19,883)
Other (income) expense, net	(3)	212
Income (loss) before income taxes	11,300	(20,095)
Income tax benefit (expense)	1,726	(15,650)
Net income (loss)	$9,574	$(4,445)
Earnings (loss) per share:
Basic	$0.69	$(0.31)
Diluted	$0.64	$(0.31)
Weighted average shares outstanding:
Basic	13,955	14,121
Diluted	14,953	14,121

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	October 30,	January 30,	October 31,
	2021	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$26,475	$100,337	$37,189
Inventories, net	115,671	62,083	83,874
Income taxes receivable	523	162	5,441
Prepaid expenses and other current assets	9,647	8,116	9,586
Total current assets	152,316	170,698	136,090
Property and equipment, net	52,850	63,410	68,140
Operating lease right-of-use assets	128,169	147,334	156,924
Other assets	6,548	5,670	5,831
Total assets	$339,883	$387,112	$366,985
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,349	$55,173	$53,339
Accrued expenses	28,593	37,454	27,037
Operating lease liabilities	41,763	44,973	46,015
Total current liabilities	138,705	137,600	126,391
Operating lease liabilities	120,095	148,976	159,030
Other liabilities	5,320	5,614	8,147
Total liabilities	264,120	292,190	293,568
Net shareholders’ equity	75,763	94,922	73,417
Total liabilities and shareholders’ equity	$339,883	$387,112	$366,985

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	39-Week Period Ended
	October 30,	October 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$9,574	$(4,445)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	15,535	17,810
Amortization of debt issue costs	69	70
Asset impairment	754	9,027
(Gain) loss on disposal of property and equipment	(23)	104
Stock-based compensation expense	1,321	912
Deferred income taxes	—	1,525
Changes in assets and liabilities:
Inventories, net	(53,588)	10,800
Prepaid expenses and other current assets	(1,531)	(3,124)
Accounts payable	12,588	(4,735)
Accrued expenses	(8,373)	(1,704)
Income taxes receivable	(849)	(5,230)
Operating lease assets and liabilities	(12,876)	(7,091)
Other assets and liabilities	(1,291)	570
Net cash (used in) provided by operating activities	(38,690)	14,489

Cash flows from investing activities:
Proceeds from sale of property and equipment	44	168
Capital expenditures	(5,162)	(7,580)
Net cash used in investing activities	(5,118)	(7,412)

Cash flows from financing activities:
Borrowings on revolving line of credit	—	40,000
Repayments on revolving line of credit	—	(40,000)
Refinancing costs	—	(15)
Cash used in net share settlement of stock options and restricted stock units	(379)	(52)
Proceeds received from employee stock option exercises	146	12
Employee stock purchases	—	35
Repurchase and retirement of common stock	(29,821)	—
Net cash used in financing activities	(30,054)	(20)

Cash and cash equivalents:
Net (decrease) increase	(73,862)	7,057
Beginning of the period	100,337	30,132
End of the period	$26,475	$37,189

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$984	$414

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating income (loss) as operating income (loss) with non-GAAP adjustments. The Company defines adjusted net income (loss) and adjusted diluted earnings (loss) per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating income (loss) for the 13 week and 39 week periods ended October 30, 2021 and October 31, 2020 and a reconciliation of net income (loss) and diluted earnings (loss) per share to adjusted net income (loss) and adjusted diluted earnings (loss) per share for the 13 week and 39 week periods ended October 30, 2021 and October 31, 2020:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		39-Week Period Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Operating income (loss)	$9,020	$13,056	$11,297	$(19,883)
Depreciation and amortization	5,049	5,824	15,535	17,810
EBITDA	14,069	18,880	26,832	(2,073)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	(126)	(752)	(1,632)	(695)
Asset impairment(2)	444	177	754	9,027
Stock-based compensation expense(3)	438	276	1,321	912
Severance charges(4)	2	10	293	890
Other costs included in operating expenses(5)	—	70	—	204
Total adjustments in operating expenses	884	533	2,368	11,033
Total non-GAAP adjustments	758	(219)	736	10,338
Adjusted EBITDA	14,827	18,661	27,568	8,265
Depreciation and amortization	5,049	5,824	15,535	17,810
Adjusted operating income (loss)	$9,778	$12,837	$12,033	$(9,545)

Net income (loss)	$7,229	$12,356	$9,574	$(4,445)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	(90)	(577)	(1,229)	(533)
Asset impairment(2)	334	121	568	6,927
Stock-based compensation expense, including tax impact(3)	277	196	427	1,082
Severance charges(4)	—	6	220	683
Other costs included in operating expenses(5)	—	54	—	155
Total adjustments in operating expenses	611	377	1,215	8,847
Tax valuation allowance(6)	(409)	(2,431)	(519)	3,040
CARES Act - net operating loss carry back(7)	—	268	—	(14,328)
Total non-GAAP adjustments, net of tax	112	(2,363)	(533)	(2,974)
Adjusted net income (loss)	$7,341	$9,993	$9,041	$(7,419)

Diluted earnings (loss) per share	$0.51	$0.82	$0.64	$(0.31)
Adjusted diluted earnings (loss) per share	$0.51	$0.66	$0.60	$(0.53)

Diluted weighted average shares outstanding	14,268	15,075	14,953	14,121

(1)

Costs associated with closed stores and lease termination costs, including gains on lease terminations, amounts paid to third parties for rent reduction negotiations and lease termination fees paid to landlords for store closings.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include lease negotiation fees associated with corporate rent reduction.
(6)	To remove the impact of the change in the Company’s valuation allowance against deferred tax assets.
(7)

To remove the impact of the income tax benefit recorded in fiscal 2020 related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods as permitted under the Coronavirus Aid, Relief and Economic Security Act.